UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010

FIRST NIAGARA FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 819-5500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 9, 2010, the merger of Harleysville National Corporation (“Harleysville”) with and into First Niagara Financial Group, Inc. (“First Niagara”), as contemplated by the Agreement and Plan of Merger by and between First Niagara and Harleysville, dated as of July 26, 2009 (the “Agreement”), was completed. In accordance with the Agreement, the aggregate consideration paid to Harleysville shareholders consisted of approximately 20.4 million shares of First Niagara common stock.

As a result of the merger, First Niagara became a bank holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System. Additionally, following the completion of the merger, First Niagara Bank became a national bank subject to supervision and regulation by the Office of the Comptroller of the Currency.

The preceding is qualified in its entirety by reference to the Agreement, incorporated by reference in Exhibit 2.1 to this Form 8-K, and a press release dated April 9, 2010, attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business

(i)	The Audited Consolidated Balance Sheets at December 31, 2009 and 2008 and the Audited Consolidated Statements of Income for the years ended December 31, 2009, 2008 and 2007 of Harleysville are incorporated herein by reference by Exhibit 99.2.

(b)	Pro forma financial information.

(i)	Unaudited Combined Condensed Consolidated Pro Forma Financial Data will be provided by First Niagara by an amendment to this Form 8-K as required.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.      Description

2.1	Agreement and Plan of Merger, dated as of July 26, 2009, by and between First Niagara Financial Group, Inc. and Harleysville National Corporation (incorporated by reference to Exhibit 2.1 to First Niagara’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2009 (Commission File No. 000-23975))

99.1	Press release dated April 9, 2010

99.2	Audited Consolidated Financial Statements of Harleysville (incorporated by reference to Harleysville’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2010 (Commission File No. 0-15237))

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: April 9, 2010

By: /s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer
(Duly authorized representative)